UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2013

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida	33134
(Address of Principal Executive Offices)	(Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement.

On March 18, 2013, the Company sent a notice of full redemption to U.S. Bank National Association, the trustee for the Company’s 7.625% Senior Notes due 2017 (CUSIP Nos. 576323AF6, 576323AE9 and U5759TAB1) (the “2017 Notes”), that it will redeem all of the outstanding 2017 Notes on April 1, 2013 (the “Redemption Date”).

In accordance with the optional redemption provisions of the indenture governing the 2017 Notes, the Company will redeem the 2017 Notes on the Redemption Date at a redemption price of 102.542% of the principal amount thereof (or $1,025.42 per $1,000 in principal amount of the 2017 Notes) plus accrued and unpaid interest to, but not including, the Redemption Date. The Company will fund the redemption of the 2017 Notes using a portion of the proceeds from the sale of the Company’s $400.0 million aggregate principal of 4.875% Senior Notes due 2023, which was previously reported in Item 2.03 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: March 18, 2013	By:	/s/ Alberto de Cardenas
	Name:	Alberto de Cardenas
	Title:	Executive Vice President, General Counsel and Secretary

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